EX-28.h.3.d

EXHIBIT A
to the Expense Limitation Agreement between
NATIONWIDE VARIABLE INSURANCE TRUST
and NATIONWIDE FUND ADVISORS
Effective May 1, 2007
Amended as of October 1, 2025*†
Name of Fund	Expense Limitation for Fund		Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT S&P 500 Index Fund	Class I Class II Class IV Class Y	0.21% 0.21% 0.21% 0.21%	See (1) Below
NVIT Small Cap Index Fund	Class II Class Y	0.28% 0.28%	See (1) Below
NVIT Mid Cap Index Fund	Class I Class II Class Y	0.30% 0.30% 0.30%	See (1) Below
NVIT International Index Fund	Class I Class II Class VIII Class Y	0.34% 0.34% 0.34% 0.34%	See (1) Below
NVIT Bond Index Fund	Class I Class II Class Y	0.29% 0.29% 0.29%	See (1) Below
NVIT Fidelity Institutional AM® Emerging Markets Fund (formerly, NVIT Emerging Markets Fund)	Class I Class II Class D Class Y	0.97% 0.97% 0.97% 0.97%	See (2) Below
NVIT Jacobs Levy Large Cap Growth Fund	Class I Class II	0.45% 0.45%	See (2) Below

Name of Fund		Expense Limitation for Fund	Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Allspring Discovery Fund	Class I Class II	0.78% 0.78%	See (2) Below
NVIT NS Partners International Focused Growth Fund	Class I Class II	0.88% 0.88%	See (2) Below
NVIT Loomis Short Term High Yield Fund (formerly, NVIT Federated High Income Bond Fund)	Class I	0.72%	See (2) Below
NVIT GQG US Quality Equity Fund (formerly, NVIT Calvert Equity Fund)	Class I Class II Class Y	0.78% 0.78% 0.78%	See (2) Below
NVIT Blueprint Conservative Fund	Class I Class II Class Y	0.25% 0.25% 0.25%	See (2) Below
NVIT Blueprint Moderately Conservative Fund	Class I Class II Class Y	0.25% 0.25% 0.25%	See (2) Below
NVIT Blueprint Balanced Fund	Class I Class II Class Y	0.25% 0.25% 0.25%	See (2) Below
NVIT Blueprint Moderate Fund	Class I Class II Class Y	0.25% 0.25% 0.25%	See (2) Below
NVIT Blueprint Capital Appreciation Fund	Class I Class II Class Y	0.25% 0.25% 0.25%	See (2) Below
NVIT Blueprint Moderately Aggressive Fund	Class I Class II Class Y	0.25% 0.25% 0.25%	See (2) Below
NVIT Blueprint Aggressive Fund	Class I Class II Class Y	0.28% 0.28% 0.28%	See (2) Below

Name of Fund		Expense Limitation for Fund	Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Victory Mid Cap Value Fund	Class I Class II	0.73% 0.73%	See (2) Below
NVIT BNY Mellon Dynamic U.S. Core Fund	Class I Class II Class Y Class P	0.65% 0.90% 0.50% 0.75%	None
NVIT BNY Mellon Dynamic U.S. Equity Income Fund	Class I Class II Class X Class Y Class Z	0.76% 0.93% 0.63% 0.51% 0.88%	None
NVIT Putnam International Value Fund (formerly, NVIT Columbia Overseas Value Fund)	Class I Class II Class X Class Y Class Z	0.78% 0.78% 0.78% 0.78% 0.78%	See (2) Below
NVIT Investor Destinations Capital Appreciation Fund	Class II Class P Class Z	0.28% 0.28% 0.28%	See (2) Below
NVIT Investor Destinations Balanced Fund	Class II Class P	0.28% 0.28%	See (2) Below
NVIT Strategic Income Fund (formerly, NVIT Amundi Multi Sector Bond Fund)	Class I	0.78%	See (2) Below
NVIT Invesco Small Cap Growth Fund	Class I Class II	0.94% 0.94%	See (2) Below
NVIT Blueprint Managed Growth Fund	Class I Class II	0.07% 0.07%	See (2) Below
NVIT Blueprint Managed Growth & Income Fund	Class I Class II	0.10% 0.10%	See (2) Below
NVIT Investor Destinations Managed Growth Fund	Class I Class II	0.16% 0.16%	See (2) Below

Name of Fund		Expense Limitation for Fund	Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Investor Destinations Managed Growth & Income Fund	Class I Class II	0.15% 0.15%	See (2) Below
NVIT Managed American Funds Asset Allocation Fund	Class II Class Z	0.23% 0.23%	See (2) Below
NVIT Managed American Funds Growth-Income Fund	Class II	0.22%	See (2) Below
NVIT BlackRock Equity Dividend Fund	Class I Class II Class IV Class Y	0.65% 0.65% 0.65% 0.65%	See (2) Below
NVIT DoubleLine Total Return Tactical Fund	Class I Class II Class Y	0.58% 0.58% 0.58%	See (2) Below
NVIT iShares® Fixed Income ETF Fund	Class II Class Y	0.17% 0.17%	See (2) Below
NVIT iShares® Global Equity ETF Fund	Class II Class Y	0.17% 0.17%	See (2) Below
NVIT J.P. Morgan U.S. Equity Fund	Class II Class Y	0.44% 0.44%	See (2) Below
NVIT Multi-Manager Small Cap Value Fund	Class I Class II Class IV	0.91% 0.91% 0.91%	See (2) Below
NVIT J.P. Morgan Digital Evolution Strategy Fund	Class Y Class II	0.56% 0.56%	See (2) Below

NVIT J.P. Morgan Innovators Fund	Class Y	0.62%	See (2) Below

NVIT J.P. Morgan Large Cap Growth Fund	Class I	0.44%
	Class II	0.44%
	Class Y	0.44%	See (2) Below

NVIT J.P. Morgan US Technology Leaders Fund	Class II	0.56%
	Class Y	0.56%	See (2) Below

NVIT International Equity Fund	Class I Class II Class Y	0.73% 0.73% 0.73%	See (2) Below
NVIT J.P. Morgan Inflation Managed Fund	Class I Class II	0.25% 0.25%	See (2) Below
NVIT Government Bond Fund	Class I Class II Class IV Class P Class Y	0.54% 0.54% 0.54% 0.54% 0.54%	See (2) Below
NVIT Fidelity Institutional AM® Worldwide Fund	Class I Class II	0.55% 0.55%	See (2) Below
NVIT NASDAQ-100 Index Fund	Class I Class II	0.22% 0.22%	See (2) Below

(1)
Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund's business.

(2)
Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, acquired fund fees and expenses, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund’s business.

1 non-routine
*	As approved at the Board of Trustees Meeting held on June 9-10, 2025.

†	Effective through April 30, 2027.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Kevin Jestice
Name:	Kevin T. Jestice
Title:	President

NATIONWIDE FUND ADVISORS

By:	/s/ Kevin Jestice
Name:	Kevin T. Jestice
Title:	President